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                                                           EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of Pear Commercial Interiors, Inc. and Subsidiary. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                  /s/ Ehrhardt Keefe Steiner & Hottman PC
                                  Ehrhardt Keefe Steiner & Hottman PC


September 23, 1996
Denver, Colorado